Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Jet.AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, $0.0001 par value	Rule 457(o)	(1)	(2)	(2)		-	(2)
	Equity	Preferred stock, $0.0001 par value	Rule 457(o)	(1)	(2)	(2)		-	(2)
	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)		-	(2)
	Other	Warrants	Rule 457(o)	(1)	(2)	(2)		-	(2)
	Other	Rights	Rule 457(o)	(1)	(2)	(2)		-	(2)
	Other	Units	Rule 457(o)	(1)	(2)	(2)		-	(2)
	Unallocated (Universal Shelf)	n/a	Rule 457(o)	N/A	Unallocated (Universal Shelf)(3)	$50,000,000	(2)	0.0001476	$7,380
Fees Previously Paid	-	-	-	-	-	-		-	-
Carry Forward Securities
Carry Forward Securities

Total Offering Amounts						$50,000,000	(3)		$7,380
Total Fees Previously Paid									-
Total Fee Offsets									-
Net Fee Due									$7,380

(1)	The amount to be registered consists of up to $50,000,000 of an indeterminate amount of each security class listed in Table 1. Any securities registered hereunder may be sold separately or as units (which may or may not be separable from one another) with other securities registered hereunder. The securities which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the registrant’s common stock or preferred stock that may become issuable as a result of any stock split, stock dividend or similar transaction.

(2)	The proposed maximum aggregate offering price per class of securities will be determined from time to time by the registrant in connection with, and at the time of, issuance by the registrant of the securities registered hereunder, and is not specified as to each class of security pursuant to Instruction 2.A.ii.b to Item 16(b) of Form S-3 under the Securities Act.

(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the rules and regulations under the Securities Act and based upon the maximum aggregate offering price of all securities being registered.